Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES

FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS

●	Fourth quarter net product sales of $2.6 million, rebounding 20% from the third quarter
●	Fourth quarter net loss of $10.4 million, or ($0.54) per share, on a GAAP basis; net loss of $0.3 million, or ($0.02) per share, on a non-GAAP basis
●	Adjusted EBITDA of $0.2 million for the fourth quarter; $4.1 million for the fiscal year

NEW YORK, NY (April 21, 2021) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the fourth quarter ended December 31, 2020.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “Our fourth quarter financial results reflect the current economic environment brought about by the COVID-19 pandemic.  We are encouraged by the opportunities and growth potential we see in digital live-streaming and our recent acquisition of the LOGO Lori Goldstein brand. We expect growth to accelerate and our operating results to improve across our business in 2021.”

Fourth Quarter 2020 Financial Results

Total revenue was $7.5 million, a decrease of $3.9 million compared to the prior year quarter, primarily driven by a reduction in net product sales of $3.4 million due to the overall slowdown in economic activity related to the ongoing the COVID-19 pandemic. Despite the decrease in revenues and gross profit on an absolute dollar basis, overall gross profit margins increased from 67% in the prior year quarter to 80% in the current quarter.

Net loss attributable to Xcel Brands was approximately $10.4 million, or ($0.54) per diluted share, compared with a net loss of $5.3 million, or ($0.28) per diluted share, for the prior year quarter. The current quarter’s net loss is primarily attributable to a $13 million non-cash impairment charge related to the Judith Ripka Brand trademarks, driven by delays and uncertainty in implementing the brick-and-mortar retail store strategy for a portion of the brand, primarily as a result of the COVID-19 pandemic. After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $0.3 million, or ($0.02) per diluted share for the quarter ended December 31, 2020, and net income of approximately $0.9 million, or $0.05 per diluted share, for the quarter ended December 31, 2019. Adjusted EBITDA was approximately $0.2 million and $1.5 million for the current quarter and the prior year quarter, respectively.

Full Year 2020 Financial Results

Total revenue was $29.4 million, a decrease of $12.3 million from prior year, driven by lower licensing revenues and lower product sales of $6.2 million and $6.1 million, respectively. Despite the decrease in revenues and gross profit on an absolute dollar basis, overall gross profit margins increased from 75% in the prior year to 81% in the current year, while gross profit margins from product sales increased from 33% in the prior year to 41% in the current year. As with the quarter’s results, the decrease in revenues was primarily attributable to the COVID-19 pandemic, which included government ordered stay-at-home policies and retail store closures during the second quarter, as well as the continued overall slowdown in economic activity related to the pandemic. Additionally, the decline in licensing revenues also reflected changes in certain of our existing licensing arrangements, including lower guaranteed minimum revenues upon renewal, and changes from guaranteed minimum amounts to sales-based royalties.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Net loss attributable to Xcel Brands  was approximately $12.9 million, or ($0.68) per diluted share, compared with net loss of $3.4 million, or ($0.18) per diluted share, for the prior year. The current year net loss includes the previously mentioned $13 million impairment charge related to the Judith Ripka Trademarks. The prior year net loss notably included a $2.9 million gain on the reduction of contingent obligations, as well as a $6.2 million impairment charge. After adjusting for certain cash and non-cash items, non-GAAP net income for the year ended December 31, 2020 and 2019 was approximately $1.8 million, or $0.10 per diluted share, and approximately $4.8 million, or $0.25 per diluted share, respectively. Adjusted EBITDA was approximately $4.1 million and $7.1 million for the current year and prior year, respectively.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at December 31, 2020 remained strong, with stockholders' equity of approximately $95 million, cash and cash equivalents of approximately $5.0 million, and working capital, exclusive of the current portion of lease obligations, of approximately $7.9 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Wednesday, April 21, 2021. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13719186.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, wholesale, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. The company’s brands have generated in excess of $3BB US in retail sales through live streaming on TV. Xcel was founded by Robert W. D'Loren in 2011 with a vision to reimagine shopping, entertainment, and social media as one. Xcel owns the Isaac Mizrahi, Judith Ripka, Halston, LOGO Lori Goldstein and C. Wonder brands, and it owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, brick-and-mortar retail, e-commerce and peer to peer channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant livestream production, merchandising, design, production, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2020 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$4,957	$4,641
Accounts receivable, net	8,889	10,622
Inventory	1,216	899
Prepaid expenses and other current assets	1,085	1,404
Total current assets	16,147	17,566
Property and equipment, net	3,367	3,666
Operating lease right-of-use assets	8,668	9,250
Trademarks and other intangibles, net	93,535	111,095
Restricted cash	1,109	1,109
Other assets	228	505
Total non-current assets	106,907	125,625
Total Assets	$123,054	$143,191

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$4,442	$4,391
Accrued payroll	973	1,444
Current portion of operating lease obligation	2,101	1,752
Current portion of long-term debt	2,800	2,250
Total current liabilities	10,316	9,837
Long-Term Liabilities:
Long-term portion of operating lease obligation	8,469	9,773
Long-term debt, less current portion	13,838	16,571
Contingent obligation	900	900
Deferred tax liabilities, net	3,052	7,434
Other long-term liabilities	224	224
Total long-term liabilities	26,483	34,902
Total Liabilities	36,799	44,739

Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized, and 19,260,862 and 18,866,417 shares issued and outstanding at December 31, 2020 and 2019, respectively	19	19
Paid-in capital	102,324	101,736
Accumulated deficit	(16,595)	(3,659)
Total Xcel Brands, Inc. stockholders' equity	85,748	98,096
Noncontrolling interest	507	356
Total Equity	86,255	98,452

Total Liabilities and Equity	$123,054	$143,191

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Net licensing revenue	$4,877	$5,341	$20,255	$26,435
Net sales	2,603	6,015	9,193	15,292
Net revenue	7,480	11,356	29,448	41,727
Cost of goods sold (sales)	1,533	3,723	5,456	10,272
Gross profit	5,947	7,633	23,992	31,455

Operating costs and expenses
Salaries, benefits and employment taxes	3,263	3,796	13,061	15,834
Other design and marketing costs	998	812	3,334	3,164
Other selling, general and administrative expenses	1,540	1,538	6,567	5,552
Costs (recovery of costs) in connection with potential acquisition	52	1,059	(158)	1,290
Stock-based compensation	70	199	850	976
Depreciation and amortization	1,428	963	5,497	3,902
Government assistance - Paycheck Protection Program	0	—	(1,816)	-
Asset impairments	13,000	6,200	13,113	6,200
Total operating costs and expenses	20,351	14,567	40,448	36,918

Other income	—	—	46	2,850

Operating loss	(14,404)	(6,934)	(16,410)	(2,613)

Interest and finance expense
Interest expense and other finance charges	296	317	1,193	1,285
Loss on extinguishment of debt	—	—	—	189
Total interest and finance expense	296	317	1,193	1,474

Loss before income taxes	(14,700)	(7,251)	(17,603)	(4,087)

Income tax benefit	(4,249)	(1,922)	(4,518)	(642)

Net loss	(10,451)	(5,329)	(13,085)	(3,445)
Less: Net loss attributable to noncontrolling interest	(54)	(19)	(149)	(19)
Net loss attributable to Xcel Brands, Inc. stockholders	$(10,397)	$(5,310)	$(12,936)	$(3,426)

Loss per share attributed to Xcel Brands, Inc. common stockholders:
Basic net loss per share:	$(0.54)	$(0.28)	$(0.68)	$(0.18)
Diluted net loss per share:	$(0.54)	$(0.28)	$(0.68)	$(0.18)

Weighted average number of common shares outstanding:
Basic weighted average common shares outstanding	19,233,633	18,911,760	19,117,460	18,857,657
Diluted weighted average common shares outstanding	19,233,633	18,911,760	19,117,460	18,857,657

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

		For the Twelve Months Ended
		December 31,
	2020		2019
Cash flows from operating activities
Net loss		$(13,085)	$(3,445)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense		5,497	3,902
Asset impairment charges		13,113	6,200
Amortization of deferred finance costs		95	146
Stock-based compensation		850	976
Amortization of note discount			16
Allowance for doubtful accounts		1,042	(50)
Loss on extinguishment of debt		—	189
Deferred income tax benefit		(4,382)	(705)
Net gain on sale of assets		(46)
Gain on reduction of contingent obligation		—	(2,850)
Changes in operating assets and liabilities:
Accounts receivable		691	438
Inventory		(317)	1,089
Prepaid expenses and other assets		597	(59)
Accounts payable, accrued expenses and other current liabilities		(496)	(1,720)
Cash paid in excess of rent expense		(374)	(431)
Other liabilities		—	(196)
Net cash provided by operating activities		3,185	3,500

Cash flows from investing activities
Cash consideration for asset acquisition of the Halston Heritage assets		—	(8,830)
Investment in Longaberger Licensing, LLC		—	(375)
Net proceeds from sale of assets		46	—
Purchase of property and equipment		(748)	(1,133)
Net cash used in investing activities		(702)	(10,338)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for withholding taxes		(190)	(174)
Cash contribution from non-controlling interest		300
Payment of deferred finance costs		(27)	(315)
Proceeds from long-term debt		—	7,500
Payment of long-term debt		(2,250)	(4,742)
Net cash (used in) provided by financing activities		(2,167)	2,269

Net increase (decrease) in cash, cash equivalents, and restricted cash		316	(4,569)

Cash, cash equivalents, and restricted cash at beginning of period		5,750	10,319

Cash, cash equivalents, and restricted cash at end of period		$6,066	$5,750

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents		4,957	$4,641
Restricted cash		1,109	1,109
Total cash, cash equivalents, and restricted cash		$6,066	$5,750

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset		$797	$10,409
Operating lease obligation		$797	$13,210
Accrued rent offset to operating lease right-of-use assets		$—	$2,801
Settlement of seller note through offset to receivable		$—	$600
Settlement of contingent obligation through offset to note receivable	$		$100
Issuance of common stock in connection with Halston Heritage assets acquisition		$—	$1,058
Contingent obligation related to acquisition of Halston Heritage assets at fair value		$—	$900
Liability for equity-based bonuses		$71	$220

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes		$58	$136
Cash paid during the period for interest		$1,128	$1,176

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

($ in thousands)	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(10,397)	(5,329)	$(12,936)	$(3,426)
Amortization of trademarks	1,109	796	4,432	3,105
Non-cash interest and finance expense	-	-	-	16
Stock-based compensation	70	199	850	976
Loss on extinguishment of debt	-	-	-	189
Costs (recovery of costs) in connection with potential acquisition	52	1,059	(158)	1,290
Certain adjustments to allowance for doubtful accounts	-	-	971	-
Asset impairments	13,000	6,200	13,113	6,200
Gain on sale of assets	-	-	(46)	-
Gain on reduction of contingent obligation	-	-	-	(2,850)
Deferred income tax benefit	(4,113)	(1,985)	(4,382)	(705)
Non-GAAP net income	$(279)	$940	$1,844	$4,795

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted loss per share attributable to Xcel Brands, Inc. stockholders	$(0.54)	$(0.28)	$(0.68)	$(0.18)
Amortization of trademarks	0.06	0.04	0.23	0.16
Non-cash interest and finance expense	-	-	-	-
Stock-based compensation	-	0.01	0.04	0.05
Loss on extinguishment of debt	-	-	-	0.01
Costs (recovery of costs) in connection with potential acquisition	-	0.05	(0.01)	0.07
Certain adjustments to allowance for doubtful accounts	-	-	0.05	-
Asset impairments	0.67	0.33	0.69	0.33
Gain on sale of assets	-	-	-	-
Gain on reduction of contingent obligation	-	-	-	(0.15)
Deferred income tax benefit	(0.21)	(0.10)	(0.22)	(0.04)
Non-GAAP diluted EPS	$(0.02)	$0.05	$0.10	$0.25
Non-GAAP weighted average diluted shares	19,323,078	18,913,476	19,152,569	18,858,379

($ in thousands)	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(10,397)	$(5,310)	$(12,936)	$(3,426)
Depreciation and amortization	1,428	963	5,497	3,902
Interest and finance expense	296	317	1,193	1,474
Income tax benefit	(4,249)	(1,922)	(4,518)	(642)
State and local franchise taxes	21	38	145	197
Stock-based compensation	70	199	850	976
Costs (recovery of costs) in connection with potential acquisition	52	1,059	(158)	1,290
Certain adjustments to allowance for doubtful accounts	-	-	971	-
Asset impairments	13,000	6,200	13,113	6,200
Gain on sale of assets	-	-	(46)	-
Gain on reduction of contingent obligation	-	-	-	(2,850)
Adjusted EBITDA	$221	$1,544	$4,111	$7,121

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, stock-based compensation, non-cash interest and finance expense from discounted debt related to acquired assets, loss on extinguishment of debt, gain on sales of assets, gain on reduction of contingent obligations, costs (recoveries) in connection with potential acquisitions, certain adjustments to allowances for doubtful accounts related to debtors that have filed for bankruptcy protection triggered by the impact of COVID-19, asset impairments, and deferred income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) attributable to Xcel Brands, Inc. stockholders, before depreciation and amortization, interest and finance expenses (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, stock-based compensation, gain on reduction of contingent obligations, gain on sale of assets, costs (recoveries) in connection with potential acquisitions, asset impairments, and certain adjustments to allowances for doubtful accounts related to debtors that have filed for bankruptcy protection triggered by the impact of COVID-19.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results.

Non-GAAP net income for the current year includes adjustments related to allowances for doubtful accounts for account debtors that have filed for bankruptcy protection triggered by the impact of COVID-19. In addition, the Company incurred certain costs during the year which it could have eliminated but elected not to do so in light of $1.8 million of government assistance received through the Paycheck Protection Program under the CARES Act (the “PPP Benefit”). The PPP Benefit was recognized as a reduction to current year expenses for which the program was intended to compensate, in the amount of $1.8 million. Accordingly, the PPP Benefit is not considered a reconciling item for purposes of the computation of non-GAAP net income and Adjusted EBITDA due to the fact that the PPP Benefit represents a cash benefit and is directly related to the Company’s operating expenses incurred. Such treatment is also consistent with the calculation of EBITDA for financial covenant compliance purposes under the Company’s term debt.

Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under the Xcel Term Loan. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM